                                                                   EXHIBIT 99.1

                           SABRE HOLDINGS CORPORATION

  PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On March 14, 2001, Sabre Holdings Corporation (the "Company") entered into agreements with Electronic Data Systems Corporation ("EDS") which provide for (i) the sale of the Company's infrastructure outsourcing business and information technology ("IT") infrastructure assets and associated real estate to EDS (the "Asset Purchase Agreement"), (ii) a 10-year contract with EDS to manage the Company's IT systems (the "IT Outsourcing Agreement"), and (iii) agreements between the Company and EDS to jointly market IT services and software solutions to the travel and transportation industries (the "Marketing Agreements"). The transaction is scheduled to close during the second quarter of 2001, subject to the receipt of government approvals and the satisfaction of closing conditions.

        The following preliminary unaudited pro forma condensed consolidated financial statements give effect to (i) the anticipated sale of the infrastructure outsourcing business and IT infrastructure assets and associated real estate, (ii) the expected use of a portion of the cash proceeds to retire a portion of the Company's outstanding debt, (iii) and the removal of the results of operations of the infrastructure outsourcing business. The preliminary unaudited pro forma condensed consolidated balance sheet reflects these proposed transactions as if they had occurred on December 31, 2000. The preliminary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 reflects these proposed transactions as if they had occurred on January 1, 2000.

        The preliminary pro forma financial statements reflect the Company's current expectations of the financial statement impact of the anticipated closing of the EDS transaction. They are being provided in order to allow investors and others to analyze the expected financial impact of the EDS transaction to the Company. After the EDS transaction closes, the Company intends to file under Item 7 of Form 8-K definitive pro forma condensed consolidated financial statements reflecting the transaction. Accordingly, the preliminary pro forma financial statements may change based on events occurring before those definitive pro forma financial statements are filed. The preliminary pro forma financial statements are forward looking statements and readers are cautioned not to place undue reliance on them.

        The preliminary unaudited pro forma condensed consolidated financial statements do not reflect anticipated future savings from the IT Outsourcing Agreement and revenue the Company expects to earn under the Marketing Agreements with EDS. The statements also do not reflect the impact on continuing operations of general and administrative costs which historically have been allocated to the discontinued operations, but which will not be eliminated as a result of the transaction.


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

        For purposes of this presentation, unaudited pro forma adjustments have been made to the historical financial statements to provide information as to how these transactions might have affected the results of the Company. The pro forma information does not purport to be indicative of the results that would have occurred had the transactions actually been in effect for these periods, or of results that may occur in the future. The preliminary unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2000.

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

                           SABRE HOLDINGS CORPORATION
      PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                                            Pro Forma
                                                                           Adjustments
                                                             As Reported     (Note 1)      Pro Forma
                                                             -----------    ----------    -----------
ASSETS
CURRENT ASSETS
        Cash                                                  $    7,778    $ 669,800 (a) $  216,432
                                                                             (570,000)(b)
                                                                              108,854 (c)
        Marketable securities                                    137,258                     137,258
        Accounts receivable, net                                 448,463     (146,012)(c)    302,451
        Prepaid expenses                                          83,580      (30,750)(a)     50,322
                                                                               (2,508)(c)
        Deferred income taxes                                     15,889         (839)(c)     15,050
                                                              ----------    ---------     ----------
                Total current assets                             692,968       28,545        721,513

Property and equipment                                           556,041     (341,707)(a)    214,334
Investments in joint ventures                                    159,317                     159,317
Goodwill and intangible assets, net                              891,497                     891,497
Deferred income taxes                                               -           4,706 (a)      4,706
Other assets, net                                                350,531     (146,135)(a)    204,396
                                                              ----------    ---------     ----------
                TOTAL ASSETS                                  $2,650,354    $(454,591)    $2,195,763
                                                              ==========    =========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
        Accounts payable                                      $  173,954    $ (37,295)(c) $  136,659
        Notes payable                                            710,000     (570,000)(b)    140,000
        Other accrued liabilities                                382,434      138,729 (a)    517,953
                                                                               (3,210)(c)
                                                              ----------    ---------     ----------
                Total current liabilities                      1,266,388     (471,776)       794,612

Deferred income taxes                                             47,703      (52,409)(a)       -
                                                                                4,706 (a)
Pensions and other postretirement benefits                       109,889       (8,499)(a)    101,390
Notes payable                                                    149,000                     149,000
Other liabilities                                                 46,877       31,000 (a)     77,877
Minority interest                                                239,480                     239,480
Commitments and contingencies
STOCKHOLDERS' EQUITY
        Common stock                                               1,321                       1,321
        Additional paid-in capital                               661,098                     661,098
        Retained earnings                                        196,164       42,387 (a)    238,551
        Less treasury stock at cost                              (67,566)                    (67,566)
                                                              ----------    ---------     ----------
                Total stockholders' equity                       791,017       42,387        833,404
                                                              ----------    ---------     ----------
                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $2,650,354    $(454,591)    $2,195,763
                                                              ==========    =========     ==========

                                See accompanying notes.

                           SABRE HOLDINGS CORPORATION
 PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   Pro Forma Adjustments (Note 2)
                                                                                ------------------------------------
                                                                                   Remove                  Other
                                                                                Discontinued              Pro Forma
                                                                    As Reported  Operations   Subtotal   Adjustments   Pro Forma
                                                                   ------------ ------------  ---------- -----------   ----------
REVENUES                                                            $2,617,375  $(680,057)(a) $1,937,318               $1,937,318
OPERATING EXPENSES
        Cost of revenues                                             1,838,758   (504,276)(a)  1,334,482                1,334,482
        Selling, general and administrative                            418,767    (94,266)(a)    324,501                  324,501
        Amortization of goodwill and intangible assets                 109,419                   109,419                  109,419
                                                                    ----------  ---------     ----------   -------     ----------
                Total operating expenses                             2,366,944   (598,542)     1,768,402                1,768,402
                                                                    ----------  ---------     ----------   -------     ----------
OPERATING INCOME (LOSS)                                                250,431    (81,515)       168,916                  168,916

OTHER INCOME (EXPENSE)
        Interest income                                                 16,248                    16,248                   16,248
        Interest expense                                               (31,686)                  (31,686)  $24,957 (c)     (6,729)
        Other--net                                                      32,244                    32,244                   32,244
                                                                    ----------  ---------     ----------   -------     ----------
                Total other income (expense)                            16,806                    16,806    24,957         41,763
                                                                    ----------  ---------     ----------   -------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES    267,237    (81,515)       185,722    24,957        210,679
Provision for income taxes                                             123,185    (29,608)(b)     93,577     9,065 (d)    102,642
                                                                    ----------  ---------     ----------   -------     ----------
INCOME FROM CONTINUING OPERATIONS                                     $144,052  $ (51,907)    $   92,145   $15,892     $  108,037
                                                                    ==========  =========     ==========   =======     ==========
Basic earnings per common share from continuing operations            $   1.11                $     0.71               $     0.84
                                                                    ==========                ==========               ==========
Diluted earnings per common share from continuing operations          $   1.11                $     0.71               $     0.83
                                                                    ==========                ==========               ==========
Weighted average shares used in basic per share calculations           129,198                   129,198                  129,198
                                                                    ==========                ==========               ==========
Weighted average shares used in diluted per share calculations         129,841                   129,841                  129,841
                                                                    ==========                ==========               ==========

                            See accompanying notes.

                           SABRE HOLDINGS CORPORATION
                   NOTES TO PRELIMINARY UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The accompanying preliminary unaudited pro forma condensed consolidated balance sheet assumes the proposed sale of the Company's infrastructure outsourcing business and IT infrastructure assets and associated real estate occurred on December 31, 2000 and reflects the following pro forma adjustments:

     a. To record the proposed sale of the infrastructure outsourcing business to EDS as follows:

          Cash proceeds from the sale....................................   $669,800
          Less contingent note...........................................    (31,000)
          Book value of the net assets of the discontinued operations....   (518,592)
          Liabilities assumed by EDS.....................................      1,877
          Estimated transaction costs....................................    (55,520)
          Income taxes...................................................    (24,178)
                                                                            --------
          Pro forma gain as of December 31, 2000, net of income taxes....    $42,387
                                                                            ========

     Estimated transaction costs include approximately $28 million in professional fees, $11 million in adjustments to employee related liabilities resulting from the transaction, $4 million in payments to obtain consents for contracts to be transferred to EDS, and $13 million in other costs.

     The amount of the gain to be recorded upon closing of the transaction with EDS will differ from the pro forma gain above due to changes in the net book value of assets and refinement of estimated costs associated with the transaction. On December 31, 2000, the opportunity of US Airways to select an alternative vehicle in place of receiving shares of the Company's common stock upon exercise of the options it holds expired. As a result, beginning January 1, 2001, those options held by US Airways began to be carried as an equity instrument instead of a liability instrument. This modification will result in a reduction in the gain of approximately $13 million, net of related income taxes. It is currently estimated that the actual gain to be recognized will be in the range of approximately $20 million, net of related income taxes.

     b. To record the application of proceeds from the sale to outstanding debt of the Company.

     c. To reflect the liquidation of assets and liabilities retained by the Company and related to the discontinued business, principally working capital items, resulting in additional cash proceeds to the Company.

2.   PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
     OPERATIONS

     The accompanying preliminary unaudited pro forma condensed consolidated statement of operations has been prepared as if the proposed transaction had been consummated on January 1, 2000 and reflects the following pro forma adjustments:

     Discontinued Operations--

     a. To remove the results of operations of the infrastructure outsourcing business from income from continuing operations.

     b. To adjust the provision for income taxes related to continuing operations to reflect the impact of adjustment a. above.

     Other Pro Forma Adjustments--

     c. To record the reduction in interest expense from the application of proceeds to outstanding debt.

     d. To adjust the provision for income taxes related to continuing operations to reflect the impact of adjustment c. above.

     The preliminary unaudited pro forma condensed consolidated financial statements do not reflect anticipated future savings from the IT Outsourcing Agreement and revenue the Company will earn under the Marketing Agreements with EDS as these amounts are not estimable. The statements also do not reflect the impact on continuing operations of general and administrative costs which historically have been allocated to the discontinued operations, but which will not be eliminated as a result of the transaction as this amount is currently not estimable.